EXHIBIT 22.1 FORM OF AMENDED AND REVISED CREDIT LINE AGREEMENT, DATED JANUARY 8,
             2006

        THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE
        SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
          TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD,
         OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A
        REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES
       UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF
        COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR
          RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE
                                SECURITIES LAWS.


                               Amended and Revised
                               PROMISSORY NOTE AND
                              CREDIT LINE AGREEMENT
                    Date of Credit Line/Note: January 8, 2006

                                  by and among
                        China Direct Trading Corporation
                                       and
        Howard Ullman, Jeffrey Postal, Laurie Holtz and Lorenzo Lamadrid

$637,000
loan origination fee: $-0-
8.5% annual interest (applied to all outstanding balances hereunder)

Section 1: Instrument: This Credit Line Agreement is also a Promissory Note made by China Direct Trading Corporation, a Florida corporation, for the benefit of the Noteholders listed below. The term "Credit Line/Note" and shall mean this agreement and the incorporated Promissory Note.

Section 2: Debt: China Direct Trading Corporation, a Florida corporation (the "Company"), for value received, hereby promises to pay to Howard Ullman, in trust for and as attorney-in-fact for Howard Ullman, Jeffrey Postal, Laurie Holtz and Lorenzo Lamadrid (collectively, the "Noteholders"), the sum of Six Hundred Thirty Seven Thousand and no/100 dollars ($637,000), or such other amounts as may be outstanding (the "principal") plus interest accrued on unpaid principal, at a rate of eight and one half percent (8.5%) simple interest per annum (the "interest") from the date of this Credit Line/Note until the principal amount hereof and all fees and interest accrued thereon is paid (or converted, as provided in Section 10 hereof, into securities). The Company shall deal with the Noteholders in all respects as a single group and shall not enter into separate agreements or arrangements with one of the Noteholders unless the other Noteholders are also a party to such agreements or arrangements.

Section 3. Payment and Maturity Date. Payments of the outstanding principal and interest thereon shall be paid as follows: in Eight (8) equal calendar quarterly payments of interest only, and then in eight (8) equal calendar payments of principal and interest. All outstanding principal and interest thereon shall be due and payable in full by the Company to the Noteholders at 3:00 p.m., local Miami, Florida time, on January 2, 2010 ("Maturity Date"). All payments hereunder of principal, interest and any other charges shall be made to Howard Ullman as the attorney-in-fact and in trust for the Noteholders. Said payments shall be made to the address or account indicated in a writing signed by all the Noteholders. All payments hereunder shall be made by Company check or wire transfer only, if the Noteholders elect to convert their principal and interest thereon into shares of a new series of preferred stock of the Company ("Stock").

Section 4: Default and Acceleration of Payments. The principal amount of this Credit Line/Note with fees and interest accrued thereon, shall become immediately due and payable by the Company to the Noteholders on the earliest to occur of (i) the Maturity Date, (ii) within ten (10) days after the date of the closing o0f the sale of securities by the Company pursuant to a registration statement filed by the Company under the securities Act of 1933, as amended, in connection with the offering of its securities to the public ("Public Offering") and the Public offering is not on a Form S-8 and results in net offering proceeds of at least $700,000 to the Company, or (iii) the date fifteen (15) days after the date of any breach by the Company of any agreement with Noteholders and/or any affiliate of Noteholders, unless this Credit Line/Note shall have been previously converted pursuant to Section 10 hereof or as provided otherwise in this Note.

Section 5: Pre-Payment. This Credit Line/Note may be prepaid in full at any time without penalty upon ten (10) days written notice to Noteholders; provided, however, Noteholders shall have no obligation to accept any payment for less than the then-due amount.

Section 6: Late Fee: If any payment is not made when due hereunder, time being of the essence, a late fee equal to one percent (1%) of such late payment shall be immediately due hereunder (in addition to all other amounts due hereunder).

Section 7: All payments hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payments.

Section 8: Attorney in Fact. Howard Ullman is duly appointed attorney-in-fact for the Noteholders in respect of this Credit Line/Note. The Company may rely on the communications and decisions of Mr. Ullman as being that of the Noteholders in all respects and in respect of any actions or transactions conducted in furtherance of or pursuant to this Credit Line/Note. Further, the Company shall make all payments hereunder to Mr. Ullman and Mr. Ullman shall be solely liable and responsible for payment of such money to the Noteholders.

Section 9: Conditions. The following additional terms and conditions shall apply hereto:

        9.1. Definitions. The following definitions shall apply for all purposes of this Credit Line/Note:

         9.2 "Company" shall mean the Company as defined above and includes any corporation, which shall succeed to or assume the obligations of the Company under this Credit Line/Note.

        9.3 "Change of Control Transaction" shall mean a merger, acquisition, or other business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions.

            9.4  "Conversion  Date"  shall mean the date on which,  pursuant  to
Section 10 hereof, Noteholders exercises its right to convert this Credit Line/Note into the Conversion Stock at the Conversion Price.

         9.5 "Conversion Stock" shall mean the shares of the Stock, a new series of preferred stock of the Company, restricted under Rule 144 of the Securities Act of 1933, as amended, with the rights and terms to be negotiated with between the Noteholders and the Company and to be set forth in a Certificate of Designation, Rights and Privileges to be appended to the Company's Articles of Incorporation ("Articles"); provided, however that the conversion ratio of the Conversion Stock into shares of the CHDT Common Stock shall be capped at an aggregate of 42,466,666 and 2/3 shares of per $637,000 in credit. The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term "Conversion Stock" shall include shares and other securities and property at any time receivable or issuable upon conversion of this Credit Line/Note in accordance with its terms.

         9.6 "Conversion Price" shall be $1.00 of principal and/or interest converted into one (1) share of Preferred Stock with each share of Preferred Stock to be convertible into 66.66 shares of Company Common Stock, $0.0001 par value per share ("Common Stock").

9.7 "Noteholders," "holders", or similar terms, when the context refers to the holders of this Note, shall mean any person who shall at the time be the registered holder of the Note.

         9.8    "SEC" shall mean the U.S. Securities and Exchange Commission.

Section 10.    Conversion.

            10.1 "Conversion of Note" At any time prior to payment in full of the entire principal balance, plus accrued interest thereon, and upon five (5) days' prior written notice, Noteholders shall have the right, at the
Noteholders' option, which election by the Noteholders must be unanimous and evidenced by a written election form signed by all of the Noteholders and delivered to the Company, to convert the principal and accrued interest on this Note, in whole or in part, into Conversion Stock at the Conversion Price. Conversion under this Section 10 shall occur only upon surrender of this Credit Line/Note for conversion at the principal offices of the Company, accompanied by written notice of election to convert that is signed by all of the Noteholders.

            10.2 "Certain Transactions" The Company shall give written notice to Noteholders of any Change of Control Transaction at least ten (10) business days prior to the date on which Such Change of Control Transaction shall take place. Prior to the closing of such Change of Control Transaction, the Company shall, at Noteholders' election, either (i) repay all unpaid principal and interest under this Note, or (ii) convert this Credit Line/Note into Conversion Stock at the Conversion Price.

        10.3 Issuance of Conversion Stock. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made (i) under Section 10 above and (ii) immediately prior to the close of business on the date that the Credit Line/Note shall have been surrendered for conversion, accompanied by written notice of election to convert. No fractional shares will be issued upon conversion of this Note. If upon a conversion of this Credit Line/Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price. In the event that the Noteholders elect to convert less than the entire amount of principal and interest due under the Credit Line/Note into Conversion Stock, then outstanding portion of the principal and interest shall continue to be governed by this Credit Line/Note.

Section 11. Adjustment of Number of Shares. The number and character of shares of Conversion Stock issuable upon conversion of this Credit Line/Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

            11.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations. In the event that the Company shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of the Company's capital stock, then, and in each such case, Noteholders, upon conversion of this Credit Line/Note at any time after the Company shall fix the record date for such event, shall receive, in addition to the shares of Conversion Stock issuable upon conversion of the Conversion Date, the right to receive the securities of the Company to which such holder would have been entitled if such holder had converted this Credit Line/Note immediately prior to such record date (all subject to further adjustment as provided in this Note.)

            11.2 Adjustment for Dividends and Distributions. In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock (or any shares of stock or other securities at the time issuable upon conversion of this
Note) that is payable in (a) securities of the Company other than capital stock or (b) any other assets, then, and in each such case, Noteholders, upon conversion of this Credit Line/Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had converted this Credit Line/Note immediately prior thereto (all subject to further adjustment as provided in this Note).

           11.3 Adjustment for Reorganization, Consolidation, Merger. In the event of any reorganization not considered a Change of Control Transaction of the Company (or any other corporation the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date of this Note, or in the event, after such date, the Company (or any such corporation) shall consolidate with or merger into another corporation or convey all or substantially all of its assets to another corporation where such transaction is not considered a Change of Control Transaction, then, and in each such case, Noteholders, upon the conversion of this Credit Line/Note (as provided in
Section 10 above) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Credit Line/Note prior to such consummation, the stock or other securities or property to which such Noteholders would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such holder had converted this Credit Line/Note immediately prior thereto, all subject to further adjustment as provided consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to Noteholders a supplement hereto acknowledging such corporation's obligations under this Credit Line/Note. In each such case, the terms of the Credit Line/Note shall be applied to the shares of stock or other securities or property receivable upon the conversion of this Credit Line/Note after the consummation of such reorganization, consolidation, merger or conveyance.

            11.4 Conversion of Stock. In the event that all of the authorized Conversion Stock of the Company is converted, pursuant to the Amended Articles, into other capital stock or securities or property, or the Conversion Stock otherwise ceases to exist, then Noteholders, upon conversion of this Credit Line/Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the "Former Number of Shares of Conversion Stock"), the stock and other securities and property to which such Noteholders would have been entitled to receive upon the Termination Date if such holder had converted this Credit Line/Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

            11.5 Notice of Adjustments. This Company shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Credit Line/Note at the holder's address as shown on the Company's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

            11.6 No Change Necessary. The form of this Credit Line/Note need not be changed because of any adjustment in the number of shares of Conversion stock issuable upon its conversion. In the event that applicable laws require any change or modification of this Note, then the Company and Noteholders agree to effect such change or modification in good faith and diligent manner, provided, that such change or modification shall not adversely impact the rights of the Noteholders to receive the payments required hereunder.

            11.7 Reservation of Stock. The Company has taken or will take within the 90 days immediately preceding the date first written above all necessary corporation action and obtained all necessary government consents and approvals to authorize the issuance of this Credit Line/Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Credit Line/Note. If at any time the number of authorized but unissued Common Stock or other securities shall not be sufficient to effect the conversion of the Conversion Stock, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Stock or other securities to such number of shares of Common Stock or other securities as shall be sufficient for such purpose.

Section 12. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Credit Line/Note shall be validly issued, fully paid and non-assessable.

Section 13. No Rights or Liabilities as Shareholder. This Credit Line/Note does not by itself entitle any of the Noteholders to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a shareholder of the Company for any purpose.

 Section 14. Corporate Action; No Impairment. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, or as reasonably requested by Noteholder, in order to protect the rights of Noteholder under this Credit Line/Note against wrongful impairment. The Company shall not negotiate with or entertain discussions with any party regarding a Change of Control Transaction without prior written notice to Noteholder. The Company shall not amend its Articles of Incorporation or issue any capital stock or options to purchase any capital stock of the Company without the prior written consent of Noteholder which shall not be unreasonably withheld; provided, however, that the Company may issue stock in connection with the exercise or conversion of currently outstanding options, warrants and other convertible securities.

Section 15. Default. The Company will be in default if the Company fails to make any payment when due hereunder. The Company will also be in default if any of the following occurs and such default is not cured within a fifteen (15) day period after Noteholder has given the Company written notice of such default;

         15.1 The Company breaches any material obligation to Noteholder hereunder.

         15.2 A receiver is appointed for any part of the Company's property, the Company makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Company or against the Company under any bankruptcy or insolvency laws.

         15.3 The Company suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

         15.4 In the event of a default under this Section15, Noteholders shall, in addition to any other remedies allowed by law, be entitled to accelerate all unpaid principal and interest under this Note.

Section 16.   Piggyback Registration Rights.

         16.1 Registration Rights. The Company hereby grants piggyback registration rights to the shares of Common Stock issued upon conversion of the Conversion Stock, excluding any Form S-8 registration statement filed by the Company from the purview of said rights. The Company shall pay all costs and expenses of said registration statement. As a condition precedent to the registration rights granted under this Section 16, each of the Noteholders hereby agree to provide the Company in a good faith and diligent manner with all information, documents and agreements that are reasonably necessary to comply with applicable federal and state securities laws and regulations applicable to the registration statement to be filed under and in furtherance of Section 16 above. If any of the Noteholders fails to comply with this Section 16, then the Company shall be entitled to deny registration rights hereunder or otherwise to any Company securities owned or held by the offending Noteholder.

         16.2 Restrictive Covenants. Each of the Noteholders hereby agrees and represents to the Company as follows:

         16.2.1 Each of the Noteholders hereby covenants with the Company (i) not to make any sale of the Conversion Stock or underlying Common Stock without effectively causing any and all acts and/or documentation required by the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, to be satisfied, and (ii) if such securities of the Company are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter bulletin board market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least twenty (20) business days prior to the date on which the Holder first offers to sell any such securities.

         16.2.2 Each of the Noteholders acknowledges and agrees that the shares of Common Stock underlying the Conversion Stock sold pursuant to any and all documentation required by the SEC described in this Section 16 are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the such securities have been sold in accordance with any and all requirements set forth by the bankruptcy court and/or the SEC and (ii) the requirement of delivering all necessary documents has been satisfied.

         16.2.3 Each of the Noteholders agrees not to take any action with respect to any distribution deemed to be made pursuant to such conversion which would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended, or any other applicable rule, regulation or law.

         16.2.4 With a view to making available to the Noteholders the benefits of certain rules and regulations of the SEC, the Company shall use its reasonable good faith efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act at all times; and
                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

         16.2.5 Any provision of this Section 16 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended upon the written consent of the Company and the Noteholders holding at least a majority of the Registrable Securities that are then outstanding, Upon the effectuation each such waiver or amendment, the Company shall promptly give written notice thereof to the Noteholders, if any, who have not previously received notice thereof or consented thereto in writing.

Section 17. Indemnification. To the extent permitted by applicable laws, the Company shall indemnify each of the Noteholders with respect to which any conversion, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any and all documents deemed necessary by the SEC, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each of the Noteholders, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Noteholders and stated to be specifically for use in preparation of such necessary documents, prospectus or offering circular; and, provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Noteholders to comply with the covenants and agreements contained in this Agreement respecting the registration, transfer or sale of the Common Stock underlying the Conversion Stock.

Section 18. Waiver and Amendment. ANY PROVISION OF THIS CREDIT LINE/NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED SOLELY UPON THE WRITTEN CONSENT OF BOTH THE COMPANY AND ALL OF THE NOTEHOLDERS.

Section 19. Assignment; Binding upon Successor and Assigns. The Company may not assign any of its obligations hereunder without the prior written notice of Noteholders. The terms and conditions of this Credit Line/Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Noteholders and the Company.

Section 20. Waiver of Notice; Attorneys' Fees. The Company and all endorsers of this Credit Line/Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Credit Line/Note or to collect payment under this Note, Noteholders shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Noteholders will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.


Section 21. Construction of Credit Line/Note. The terms of this Credit Line/Credit Line/Note have been negotiated by the Company, the Noteholders and their respective attorneys and the language hereof will not be construed for or against either Company or any of the Noteholders. Unless otherwise explicitly set forth, a reference to a Section 21 will mean a section in this Credit Line. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Credit Line/Note which will be considered as a whole.

Section 22. Notices. Any notice or other communication required or permitted to be given under this Credit Line/Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

(i) If to Noteholders:

                  Howard Ullman
                  10400 Griffin Rd., #109
                  Cooper City, Florida  33328
                  (954) 252-3440



(ii) If to Company:

                  Paul W. Richter, Legal Counsel to Company
                  7759 Desiree Street, Alexandria, VA  22315
                  (703) 339-1980 email: rolla@cox.net

or to such other address as may have been furnished to the other party in writing pursuant to this Section 14, except that notices of change of address shall only be effective upon receipt.

Section 23. Governing Law; Consent to Jurisdiction. This Credit Line/Note and all matters relating to this Credit Line/Note shall be governed by and construed in accordance with the internal laws (and not the law of conflicts of the State of Florida. Each of the parties submits to the jurisdiction of any state or federal court sitting in Broward County, Florida, in any action or proceeding arising out of or relating to this Credit Line/Note or any other matter arising between the parties and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Credit Line/Note or any other matter arising between the parties in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.


      IN WITNESS WHEREOF, the Company has caused this Credit Line/Note to be signed in its name as of the date first above written. The company hereby agrees and accepts all of the obligations outlined in this convertible Note. Acceptance of this Credit Line/Note has been approved by all of the disinterested officers and directors of China Direct Trading Corporation.

CHINA DIRECT TRADING CORPORATION, A FLORIDA CORPORATION

By:__/s/ Howard Ullman____________________________________________

         Name:__Howard Ullman____________________________

         Title: __CEO____________________________




AGREED AND ACCEPTED BY AS OF THE DATE FIRST WRITTEN ABOVE:


THE SIGNATURE OF THE INDIVIDUAL NOTEHOLDERS IS MADE BELOW SOLELY TO INDICATE THAT THE NOTEHOLDERS CONSENT TO THE TERMS OF THE CREDIT LINE/NOTE AND TO HOWARD ULLMAN ACTING AS THEIR ATTORNEY IN FACT HEREUNDER.

The Noteholders:

---------------------------------------------
Howard Ullman


---------------------------------------------
Jeffrey Postal


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Lorenzo Lamadrid


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Laurie Holtz